Exhibit 10.4

AMENDMENT NO. 1

          AMENDMENT NO. 1 (this “Amendment”), dated as of December 8, 2004, to the credit agreement, dated as of November 16, 2004 (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Credit Agreement), among Metrocall, Inc., a Delaware corporation and Arch Wireless Operating Company, Inc., a Delaware corporation, as borrowers (together, “Borrowers”), UBS AG, Stamford Brach, as administrative agent (the “Administrative Agent”) and the Required Lenders.

W I T N E S S E T H:

          WHEREAS, Section 10.02(b) of the Credit Agreement permits the Credit Agreement to be waived, amended, supplemented or modified from time to time with the written consent of the Required Lenders;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION ONE Amendments.

          (a) Section 1.01 of the Credit Agreement shall be amended by adding thereto the following: “First Amendment Effective Date” shall mean the Effective Date (as such term is defined in Amendment No. 1 to this Agreement).

          (b) The text and heading of Section 5.14 shall be replaced in its entirety with the following: “Authorization of Collateral Agent to Terminate Concentration Account. On or after the First Amendment Effective Date, the Collateral Agent shall be authorized to terminate the Concentration Account (which is entitled “Account Control Agreement”), dated as of the Closing Date, among Metrocall, the Collateral Agent and UBS Financial Services Inc. in accordance with the terms thereof; provided that (i) all securities in the Concentration Account shall have been converted to cash such that at the time of such termination, no asset other than cash shall be contained in the Concentration Account and (ii) upon such termination, all of the cash in the Concentration Account shall be used to make prepayments pursuant to Section 2.10(a).”

          (c) Section 8.01 shall be amended by: (i) deleting the reference to “5.14” in clause (d) thereof, (ii) adding, in clause (g)(i) thereof, the word “United States” immediately prior to the word “Code” and (iii) in the parenthetical phrase contained in Section 8.01(i), deleting (1) the entire text of clause (y) appearing therein and (2) the reference to the character “(x)” appearing therein.

          SECTION TWO Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when, and only when the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, the Administrative Agent and a number of Lenders sufficient to constitute the Required Lenders. The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

          SECTION THREE Representations and Warranties. In order to induce the Required Lenders to enter into this Amendment, Borrowers, jointly and severally, represent and warrant to each of the Lenders and the Administrative Agent that, before and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, (b) all of the representations and warranties in the Credit Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (c) each stockholder of Metrocall Public that shall have demanded appraisal rights in respect of any of its shares of Metrocall Public has irrevocably withdrawn such demand for appraisal rights in the manner required by applicable law for all of such stockholder’s shares of Metrocall Public.

          SECTION FOUR Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each Loan Document to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION FIVE Costs and Expenses. Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in accordance with the terms of Section 10.03(a)(i) of the Credit Agreement.

          SECTION SIX Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION SEVEN Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Signature Pages Follow]

METROCALL, INC.
By:	/s/ George Moratis
	Name:	George Moratis
	Title:	Treasurer

ARCH WIRELESS OPERATING COMPANY, INC.
By:	/s/ George Moratis
	Name:	George Moratis
	Title:	Treasurer

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:	/s/ Wilifred V. Saint
	Name:	Director
	Title:	Banking Products Services, US

By:	/s/ Doris Mesa
	Name:	Associate Director
	Title:	Banking Products Services, US